MACOM Reports Fiscal First Quarter 2023 Financial Results

LOWELL, MA, February 2, 2023 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (Nasdaq: MTSI), a leading supplier of semiconductor products, today announced its financial results for its fiscal first quarter ended December 30, 2022.
First Quarter Fiscal Year 2023 GAAP Results
•Revenue was $180.1 million, an increase of 12.8%, compared to $159.6 million in the previous year fiscal first quarter and an increase of 1.1% compared to $178.1 million in the prior fiscal quarter;
•Gross margin was 61.3%, compared to 59.0% in the previous year fiscal first quarter and 60.9% in the prior fiscal quarter;
•Operating income was $38.6 million, or 21.4% of revenue, compared to operating income of $27.1 million, or 17.0% of revenue, in the previous year fiscal first quarter and operating income of $37.0 million, or 20.8% of revenue, in the prior fiscal quarter; and
•Net income was $29.5 million, or $0.41 per diluted share, compared to net income of $138.8 million, or $1.95 per diluted share, in the previous year fiscal first quarter and net income of $239.3 million, or $3.36 per diluted share, in the prior fiscal quarter. Net income for the previous year fiscal first quarter included a $118.2 million gain associated with the sale of an equity interest in a private company and net income for the prior fiscal quarter included a $202.8 million non-cash income tax benefit associated with the release of the valuation allowance on the majority of our deferred tax assets.

First Quarter Fiscal Year 2023 Adjusted Non-GAAP Results
•Adjusted gross margin was 62.6%, compared to 61.4% in the previous year fiscal first quarter and 62.6% in the prior fiscal quarter;
•Adjusted operating income was $58.8 million, or 32.7% of revenue, compared to adjusted operating income of $49.0 million, or 30.7% of revenue, in the previous year fiscal first quarter and adjusted operating income of $56.9 million, or 32.0% of revenue, in the prior fiscal quarter; and
•Adjusted net income was $58.0 million, or $0.81 per diluted share, compared to adjusted net income of $45.4 million, or $0.64 per diluted share, in the previous year fiscal first quarter and adjusted net income of $55.1 million, or $0.77 per diluted share, in the prior fiscal quarter.
Management Commentary
“We are pleased with our Q1 results,” said Stephen G. Daly, President and Chief Executive Officer. “We remain focused on executing our long-term strategy to further our position as a leading supplier of high frequency, high power and high data rate semiconductor solutions.”
Business Outlook
For the fiscal second quarter ending March 31, 2023, MACOM expects revenue to be in the range of $166 million to $170 million. Adjusted gross margin is expected to be between 61.5% and 63.5%, and adjusted earnings per share is expected to be between $0.76 and $0.80 utilizing an anticipated non-GAAP income tax rate of 3% and 71.5 million fully diluted shares outstanding. This guidance range does not include any revenue contributions or financial impact from our pending acquisition of OMMIC SAS, a semiconductor manufacturer based in France.

Conference Call
MACOM will host a conference call on Thursday, February 2, 2023 at 8:30 a.m. Eastern Time to discuss its fiscal first quarter 2023 financial results and business outlook. Investors and analysts may visit MACOM's Investor Relations website at https://ir.macom.com/events-webcasts to register for a user-specific access code for the live call or to access the live webcast. A replay of the call will be available within 24 hours and remain accessible by all interested parties for approximately 90 days.
About MACOM
MACOM designs and manufactures high-performance semiconductor products for the Telecommunications, Industrial and Defense and Datacenter industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the AS9100D aerospace standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include, among others, statements about MACOM’s strategic plans and priorities, our ability to execute our long-term strategy, improve our position and drive market share gains, the impact of our pending acquisition of OMMIC SAS, strength and competitiveness of new product introductions and technology portfolio expansion, anticipated demand for our products, MACOM’s profitability, prospects and growth opportunities in our three primary markets, the potential impact to our business of an economic downturn or recession, anticipated financial and business improvements, the estimated financial results for our 2023 fiscal second quarter and the stated business outlook and future results of operations.
These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including any failure to accurately anticipate demand for our products and effectively manage our inventory; risks related to any weakening of economic conditions; our dependence on a limited number of customers; our ability to develop new products and achieve market acceptance of those products; component shortages or other disruptions in our supply chain, including as a result of the COVID-19 pandemic, geopolitical unrest or otherwise; inflationary pressures; our ability to compete effectively; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Discussion Regarding the Use of Historical and Forward-Looking Non-GAAP Financial Measures
In addition to United States Generally Accepted Accounting Principles (“GAAP”) reporting, MACOM provides investors with financial measures that have not been calculated in accordance with GAAP, such as: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income from operations and operating margin, adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP diluted shares, non-GAAP income tax rate and non-GAAP interest expense. In this release or elsewhere, we may alternatively refer to such non-GAAP measures as “adjusted” measures. This non-GAAP information excludes the effect, where applicable, of intangible amortization expense, share-based compensation expense, non-cash interest, equity method investment gains and losses and the tax effect of each non-GAAP adjustment.
Management believes these excluded items are not reflective of our underlying performance and uses these non-GAAP financial measures to: evaluate our ongoing operating performance and compare it against prior periods, make operating decisions, forecast future periods, evaluate potential acquisitions, compare our operating performance against peer companies and assess certain compensation programs. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. We have not provided a reconciliation with respect to any forward-looking non-GAAP financial data presented because we do not have and cannot reliably estimate certain key inputs required to calculate the most comparable GAAP financial data, such as future acquisition costs, the possibility and impact of any litigation costs, changes in our GAAP effective tax rate and impairment charges. We believe these unknown inputs are likely to have a significant impact on any estimate of the comparable GAAP financial data.
Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Additional information and management’s assessment regarding why certain items are excluded from our non-GAAP measures are summarized below:
Amortization Expense – is related to acquired intangible assets which are based upon valuation methodologies, and are generally amortized over the expected life of the intangible asset at the time of acquisition, which may result in amortization amounts that vary over time. This non-cash expense is not considered by management in making operating decisions.
Share-Based Compensation Expense – includes share-based compensation expense for awards that are equity and liability classified on our balance sheet and the related employer tax expense at vesting. Share-based compensation expense is partially outside of our control due to factors such as stock price volatility and interest rates, which may be unrelated to our operating performance during the period in which the expense is incurred. It is an expense based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies. Share-based compensation expense amounts are not considered by management in making operating decisions.
Non-cash Interest, Net – includes amounts associated with the amortization of certain fees associated with the establishment or amendment of our term loans and convertible notes that are being amortized over the life of the agreements. We believe these amounts are non-cash in nature, are not correlated to future business operations and do not reflect our ongoing operations.
Equity Method Investment Gains and Losses – primarily includes non-cash gains and losses associated with a non-marketable equity investment we had in Ampere Computing Holdings LLC and the $118.2 million cash gain on the sale of this investment in December 2021. We believe these items are not correlated to future business operations and including such amounts does not reflect our ongoing operations.
Tax Effect of Non-GAAP Adjustments – the fiscal fourth quarter includes a non-cash benefit of $202.8 million associated with the release of the valuation allowance on the majority of our domestic deferred tax assets resulting from our assessment of positive and negative evidence as of September 30, 2022. We believe this non-cash amount is not correlated to future operations and does not reflect our ongoing operations. Includes adjustments to arrive at an estimate of our non-GAAP income tax rate associated with our non-GAAP income over a period of time. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors including our historical and forecast earnings by jurisdiction, discrete items, cash taxes paid in relation to our non-GAAP net income before income taxes and our ability to realize tax assets. We generally assess this non-GAAP income tax rate quarterly and have utilized 3% for our first quarter of fiscal year 2023 and for our second, third and fourth quarters of fiscal year 2022 and 5% for our first quarter of fiscal year 2022. Our historical effective income tax rate under GAAP has varied significantly from our non-GAAP income tax rate due primarily to gains or losses associated with our equity method investment in a private business, income taxed in foreign jurisdictions at generally lower tax rates, research and development tax credits and merger expenses. We believe it is beneficial for management to review our non-GAAP income tax rate on a consistent basis over periods of time. Items such as those noted above may have a significant impact on our GAAP income tax expense and associated effective tax rate over time.
Adjusted EBITDA – is a calculation that adds depreciation expense to our adjusted income from operations. Management reviews and utilizes this measure for operational analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analysis purposes.

* * *
Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President, Strategic Initiatives and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended
	December 30, 2022	September 30, 2022	December 31, 2021

Revenue	$180,104	$178,143	$159,620
Cost of revenue	69,749	69,636	65,477
Gross profit	110,355	108,507	94,143
Operating expenses:
Research and development	38,832	39,678	35,470
Selling, general and administrative	32,940	31,798	31,604
Total operating expenses	71,772	71,476	67,074
Income from operations	38,583	37,031	27,069
Other income (expense):
Interest income (expense), net	602	(372)	(1,693)
Other (expense) income, net	(55)	(120)	114,908
Total other income (expense)	547	(492)	113,215
Income before income taxes	39,130	36,539	140,284
Income tax expense (benefit)	9,611	(202,797)	1,457
Net income	$29,519	$239,336	$138,827

Net income per share:
Income per share - Basic	$0.42	$3.42	$2.00
Income per share - Diluted	$0.41	$3.36	$1.95
Weighted average common shares:
Shares - Basic	70,481	69,998	69,400
Shares - Diluted	71,374	71,274	71,224

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	December 30, 2022	September 30, 2022

ASSETS
Current assets:
Cash and cash equivalents	$126,155	$119,952
Short-term investments	468,577	466,580
Accounts receivable, net	112,039	101,551
Inventories	121,335	114,960
Prepaid and other current assets	19,527	10,040
Total current assets	847,633	813,083
Property and equipment, net	118,945	123,701
Goodwill and intangible assets, net	356,593	362,671
Deferred income taxes	229,253	237,415
Other long-term assets	35,288	34,947
Total assets	$1,587,712	$1,571,817
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of finance lease obligations	$1,034	$1,006
Accounts payable	35,647	30,733
Accrued liabilities	57,103	65,475
Total current liabilities	93,784	97,214
Finance lease obligations, less current portion	26,761	27,032
Financing obligation	9,500	9,544
Long-term debt obligations	566,332	565,920
Other long-term liabilities	28,791	29,359
Total liabilities	725,168	729,069
Stockholders’ equity	862,544	842,748
Total liabilities and stockholders’ equity	$1,587,712	$1,571,817

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended
	December 30, 2022	December 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$29,519	$138,827
Depreciation and intangible asset amortization	12,855	15,234
Share-based compensation	11,047	9,949
Gain on equity method investment, net	—	(114,908)
Deferred income taxes	9,067	662
Other adjustments, net	(381)	627
Accounts receivable	(10,489)	(12,875)
Inventories	(6,375)	(5,839)
Change in other operating assets and liabilities	(6,970)	2,427
Net cash provided by operating activities	38,273	34,104
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equity method investment	—	127,750
Purchases of property and equipment	(9,616)	(5,095)
Sales, purchases and maturities of investments	1,666	(16,937)
Proceeds from sale of assets	—	19
Net cash (used in) provided by investing activities	(7,950)	105,737
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on finance leases and other	(278)	(279)
Proceeds from stock option exercises and employee stock purchases	2,320	5,135
Repurchase of common stock - tax withholdings on equity awards	(26,375)	(27,756)
Net cash used in financing activities	(24,333)	(22,900)
Foreign currency effect on cash	213	(82)
NET CHANGE IN CASH AND CASH EQUIVALENTS	6,203	116,859
CASH AND CASH EQUIVALENTS — Beginning of period	119,952	156,537
CASH AND CASH EQUIVALENTS — End of period	$126,155	$273,396

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended
	December 30, 2022		September 30, 2022		December 31, 2021
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$110,355	61.3	$108,507	60.9	$94,143	59.0
Amortization expense	910	0.5	1,778	1.0	2,505	1.6
Share-based compensation expense	1,474	0.8	1,166	0.7	1,401	0.9
Adjusted gross profit (Non-GAAP)	$112,739	62.6	$111,451	62.6	$98,049	61.4

	Three Months Ended
	December 30, 2022		September 30, 2022		December 31, 2021
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Operating expenses - GAAP	$71,772	39.9	$71,476	40.1	$67,074	42.0
Amortization expense	(5,903)	(3.3)	(6,258)	(3.5)	(6,781)	(4.2)
Share-based compensation expense	(11,973)	(6.6)	(10,692)	(6.0)	(11,292)	(7.1)
Adjusted operating expenses (Non-GAAP)	$53,896	29.9	$54,526	30.6	$49,001	30.7

	Three Months Ended
	December 30, 2022		September 30, 2022		December 31, 2021
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Income from operations - GAAP	$38,583	21.4	$37,031	20.8	$27,069	17.0
Amortization expense	6,813	3.8	8,036	4.5	9,287	5.8
Share-based compensation expense	13,447	7.5	11,859	6.7	12,693	8.0
Adjusted income from operations (Non-GAAP)	$58,843	32.7	$56,926	32.0	$49,049	30.7

Depreciation expense	6,042	3.4	6,141	3.4	5,947	3.7
Adjusted EBITDA (Non-GAAP)	$64,885	36.0	$63,067	35.4	$54,996	34.5

	Three Months Ended
	December 30, 2022		September 30, 2022		December 31, 2021
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Net income - GAAP	$29,519	16.4	$239,336	134.4	$138,827	87.0
Amortization expense	6,813	3.8	8,036	4.5	9,287	5.8
Share-based compensation expense	13,447	7.5	11,859	6.7	12,693	8.0
Non-cash interest, net	412	0.2	412	0.2	458	0.3
Equity method investment gain, net	—	—	—	—	(114,908)	(72.0)
Tax effect of non-GAAP adjustments	7,816	4.3	(204,503)	(114.8)	(934)	(0.6)
Adjusted net income (Non-GAAP)	$58,007	32.2	$55,140	31.0	$45,423	28.5

	Three Months Ended
	December 30, 2022		September 30, 2022		December 31, 2021
	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share
Net income - GAAP diluted	$29,519	$0.41	$239,336	$3.36	$138,827	$1.95

Adjusted net income (Non-GAAP)	$58,007	$0.81	$55,140	$0.77	$45,423	$0.64

	Three Months Ended
	December 30, 2022		September 30, 2022		December 31, 2021
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Interest (income) expense, net - GAAP	$(602)	(0.3)	$372	0.2	$1,693	1.1
Non-cash interest expense	(412)	(0.2)	(412)	(0.2)	(458)	(0.3)
Adjusted interest (income) expense (Non-GAAP)	$(1,014)	(0.6)	$(40)	—	$1,235	0.8